UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 27, 2023
MSC Income Fund, Inc.
(Exact name of registrant as specified in its charter)

Maryland	814-00939	45-3999996
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Post Oak Boulevard, 8th Floor Houston, TX	77056
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 350-6000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.
MSC Income Fund, Inc. (the “Company”) and Main Street Capital Corporation (“Main Street”, and, together with the Company, the “Purchasers”) today announced the final results of their modified “Dutch Auction” tender offer (the “Tender Offer”) for an aggregate purchase price of up to $3.50 million of the Company’s shares of common stock (the “Shares”), which expired at 5:00 PM, Central Time, on September 20, 2023. The Tender Offer was a simultaneous combined offer by the Company to purchase up to $2.75 million in aggregate amount of Shares and by Main Street to purchase up to $0.75 million in aggregate amount of Shares.
Pursuant to the Tender Offer, the Company accepted 432,920 Shares for purchase at a price of $6.50 per Share (the “Clearing Price”), for an aggregate cost of approximately $2.81 million and Main Street accepted 115,385 Shares at the Clearing Price for an aggregate cost of approximately $0.75 million. Together, the Company and Main Street purchased 548,305 Shares at the Clearing Price at a total cost of approximately $3.56 million, excluding fees and expenses relating to the Tender Offer.
In accordance with rules promulgated by the Securities and Exchange Commission (“SEC”), the Purchasers had the option to increase the number of Shares accepted for payment in the Tender Offer by up to 2.0% of the outstanding Shares without amending or extending the Tender Offer. The Company exercised that option and increased the amount of Shares purchased by the Company in the Tender Offer by $0.06 million to avoid any proration for the stockholders tendering Shares. These Shares are included in the total Shares accepted for purchase noted above.
A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

99.1	Dutch Auction Results Announcement dated September 27, 2023

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC Income Fund, Inc.

Date: September 27, 2023	By:	/s/ Adam W. Park
Name: Adam W. Park
Title: Chief Compliance Officer